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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 16, 1999

                        (Date of earliest event reported)





                       SILVER CINEMAS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)


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

                       Delaware                                   000-                              72-2656147
     (State or other jurisdiction of incorporation       Commission File Number                  (I.R.S. Employer
                   or organization)                                                              identification No.)
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            4004 BELTLINE ROAD, SUITE 205, ADDISON, TEXAS 75001-4363

          (Address of principal executive offices, including zip code)



                                 (972) 503-9851

              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

         On September 13, 1999, Silver Cinemas International, Inc. (the "Registrant") disseminated a press release, a copy of which is filed herewith as
Exhibit 99.1. The press released discloses the fact Larry D. Hohl has been named to the position of President and CEO of Silver Cinemas and all of its subsidiaries, including Landmark Theatres. In addition to his operating duties, Mr. Hohl was named to the Board of Directors of Silver Cinemas International, Inc.

         In connection with Mr. Hohl's appointment, the Registrant amended its Restated Certificate of Incorporation to allow for the issuance of a new class of preferred stock and entered into an employment agreement and stock purchase agreement with Mr. Hohl, all of which are filed herewith as Exhibits 3.1, 10.1 and 10.2 respectively. The Registrant also amended its bylaws to increase the number of directors to eight (8).

         Steven Holmes will retain his position and responsibilities as Chief Financial Officer of Silver Cinemas International, Inc.

                                    * * * * *

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.



EXHIBIT
NO.
-------
99.1      Press Release dated September 13, 1999

 3.1 Certificate of Amendment of Restated Certificate of Incorporation of Silver Cinemas International, Inc.

10.1      Larry D. Hohl Employment Agreement dated September 7, 1999

10.2      Larry D. Hohl Stock Purchase Agreement dated September 7, 1999




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:    September 16, 1999             SILVER CINEMAS INTERNATIONAL, INC.

                                        By   /s/ STEVEN L. HOLMES
                                          --------------------------------------
                                                 Steven L. Holmes
                                             Chief Financial Officer



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                                  EXHIBIT INDEX

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EXHIBIT
NO.           DESCRIPTION
---           -----------
99.1          Press Release dated September 13, 1999

3.1           Certificate of Amendment of Restated Certificate of
              Incorporation of Silver Cinemas International, Inc.

10.1          Larry D. Hohl Employment Agreement dated September 7, 1999

10.2          Larry D. Hohl Stock Purchase Agreement dated September 7, 1999



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